                                                                    Exhibit 10.4
                                                                    ------------

                             EMPLOYMENT AGREEMENT
                             --------------------

                  This sets forth the Employment Agreement made effective as of _______________, 2001 between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company, and COMMUNITY BANK, N.A. (the "Bank"), a national banking association, both having offices located in ___________ (collectively, the "Employer"), and (ii) JOSEPH R. SOLFANELLI, an individual currently residing in ________________, Pennsylvania ("Employee").

                                  WITNESSETH
                                  ----------

                  WHEREAS, pursuant to an Agreement and Plan of Merger between Community Bank System, Inc. (the "Corporation") and First Liberty Bank Corp. (the "Seller"), dated November 29, 2000 (the "Agreement and Plan of Merger"), the Corporation and the Seller have agreed to a merger (the "Merger") of the Seller with the Corporation effective as of the closing date specified in the Agreement and Plan of Merger (the "Closing Date") and a merger of First Liberty Bank & Trust, a wholly-owned subsidiary of the Seller ("First Liberty Bank"), with the Bank; and

                  WHEREAS, the Employee is presently a party to an amended and restated employment agreement dated October 25, 2000 (the "First Liberty Employment Agreement") with First Liberty Bank; and

                  WHEREAS, in connection with the Merger, the Employee would be entitled to resign and receive the benefits and payments provided for under
Section 6 of the First Liberty Employment Agreement; and

                  WHEREAS, the Employer wishes to employ the Employee to secure for itself the services of the Employee for a period following the Closing Date; and

                  WHEREAS, the Employee is willing to defer receipt of the benefits and payments provided for under Section 6 of the First Liberty Employment Agreement and accept employment with the Employer on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.    Employment.
                        ----------

                        (a) Term. Employer shall continue to employ Employee,
                            ----
and Employee shall continue to serve for a term commencing on the Closing Date and ending on the day immediately preceding the third anniversary date of the Closing Date ("Period of Employment"), subject to termination as provided in Paragraph 3 hereof.

                        (b) Salary. During the Period of Employment, Employer
                            ------
shall pay Employee base salary at an annual rate of One Hundred Fifty Thousand Dollars ($150,000) ("Base Salary"). Employer agrees to review the performance of the Employee on a periodic basis, and may increase the Base Salary provided above, upon approval of the Board of Directors of the Employer. Any increase in the Base Salary granted shall become part of the Base Salary, and shall remain in effect throughout the term of this Agreement. Employee's Base Salary is payable in accordance with Employer's regular payroll practices for executive employees.

                        (c) Incentive Compensation. Employee shall be entitled
                            ----------------------
to annual incentive awards pursuant to the terms of the Management Incentive Plan which has been approved by the Board of Directors of Employer to cover key personnel of Employer. Upon termination of Employee's employment pursuant to subparagraph 3(a), 3(b), 3(c) or 6, Employee shall be entitled to a pro rata portion (based on Employee's complete months of active employment in the applicable year) of the annual incentive award that is payable with respect to the year during which the termination occurs or, in the case of a termination upon Employee's disability pursuant to subparagraph 3(c), the date the Disability Period began.

                  2.    Duties During the Period of Employment. Employer shall
                        --------------------------------------
employ Employee, and Employee shall serve in such executive and managerial capacities and shall have such responsibilities, duties and authority as may, from time to time, be assigned to Employee by and under the authority or delegated authority of the Board of Directors of the Employer. Employee shall be employed as and shall have the title of Executive Vice President and Chief Legal Officer of the division of the Bank operating in the market areas in Pennsylvania previously served by First Liberty Bank. In addition, Employee agrees to render such services and perform such other duties for and on behalf of any subsidiary or affiliated entity of the Employee as may be requested from time to time by the Board of Directors of the Employer. In his employment, Employee agrees to discharge his duties to the best of his abilities and to devote his full time and attention to the business and affairs of the Employer at its offices of business. Employee shall not be required to relocate the principal place of performance of his duties under this Agreement beyond a radius of fifty (50) miles from Scranton, Pennsylvania.

                   3.   Termination. Employee's employment by Employer shall be
                        -----------
subject to termination as follows:

                        (a) Expiration of the Term. This Agreement shall
                            ----------------------
terminate automatically at the expiration of the Period of Employment unless the parties enter into a written agreement extending Employer's employment, except for the continuing obligations of the parties as specified hereunder.

                        (b) Termination Upon Death. This Agreement shall
                            ----------------------
terminate upon Employee's death. In the event this Agreement is terminated as a result of Employee's death, Employer (i) shall continue payments of Employee's Base Salary for a period of 90 days following Employee's death to the beneficiary designated by Employee on the "Beneficiary Designation Form" attached to this Agreement as Appendix A and (ii) shall pay to such designated beneficiary within thirty (30) days of such termination the severance amount provided for in paragraph 9. Employee's beneficiary shall be free to dispose of any restricted stock previously granted to Employee by Employer. Additionally, Employer shall treat as immediately exercisable all unexpired stock options held by Employee that are not exercisable or that have not been exercised, so as to permit the Beneficiary to purchase the balance of Corporation capital stock not yet purchased pursuant to said options until the end of the exercise period provided in the original grant of the option right.

                        (c) Termination Upon Disability. Employer may terminate
                            ---------------------------
this Agreement upon Employee's disability. For the purpose of this Agreement, Employee's inability to perform Employee's duties hereunder by reason of physical or mental illness or injury for a period of 26 successive weeks (the "Disability Period") shall constitute disability. The determination of disability shall be made by a physician selected by Employer and a physician selected by Employee; provided, however, that if the two physicians so selected shall disagree, the determination of disability shall be submitted to arbitration in accordance with the rules of the American Arbitration Association and the decision of the arbitrator shall be binding and conclusive on Employee and Employer. During the Disability Period, Employee shall be entitled to 100% of Employee's Base Salary otherwise payable during that period, reduced by any other benefits to which Employee may be entitled for the Disability Period on account of such disability (including, but not limited to, benefits provided under any disability insurance policy or program, workers' compensation law, or any other benefit program or arrangement). Upon termination pursuant to this disability provision, (i) Employer shall pay to Employee within thirty (30) days of such termination the severance amount provided for in paragraph 9 and (ii) Employee shall be free to dispose of any restricted stock granted to Employee. Additionally, Employer shall treat as immediately exercisable all unexpired stock options held by Employee that are not exercisable or that have not been exercised, so as to permit the Employee to purchase the balance of Corporation's capital stock not yet purchased pursuant to said options until the end of the exercise period provided in the original grant of the option right.

                        (d) Termination for Cause. Employer may terminate
                            ---------------------
Employee's employment immediately for "cause" by written notice to Employee. For purposes of this Agreement, a termination shall be for "cause" if the termination results from any of the following events:

                           (i)   Material breach of this Agreement;

                           (ii) Documented misconduct as an executive or director of Employer, or any subsidiary or affiliate of Employer for which Employee is performing services hereunder including, but not limited to, misappropriating any funds or property of any such company, or attempting to obtain any personal profit (x) from any transaction to which such company is a party or (y) from any transaction with any third party in which Employee has an interest which is adverse to the interest of any such company, unless, in either case, Employee shall have first obtained the written consent of the Board of Directors of Employer;

                           (iii) Unreasonable neglect or refusal to perform the duties assigned to Employee under or pursuant to this Agreement, unless cured within 60 days;

                           (iv)  Conviction of a crime involving moral
     turpitude;

                           (v) Adjudication as a bankrupt, which adjudication has not been contested in good faith, unless bankruptcy is caused directly by Employer's unexcused failure to perform its obligations under this Agreement;

                           (vi) Documented failure to follow the reasonable, written instructions of the Board of Directors of Employer, provided that the instructions do not require Employee to engage in unlawful conduct; or

                           (vii) Any documented violation of the rules or regulations of the Office of the Comptroller of the Currency or of any other regulatory agency.

Notwithstanding any other term or provision of this Agreement to the contrary, if Employee's employment is terminated for cause, Employee shall forfeit all rights to payments and benefits otherwise provided pursuant to this Agreement; provided, however, that Base Salary shall be paid through the date of termination; and further provided, however, that Employer shall in all events pay to Employee within thirty (30) days of such termination the severance amount provided for in paragraph 9 and provide to Employee the other benefits provided in paragraph 9.

                        (e) Termination For Reasons Other Than Cause. In the
                            ----------------------------------------
     event Employer terminates Employee prior to the end of the Period of Employment for reasons other than cause, Employee shall be entitled to severance equal to the greater of (i) the sum of the annual Base Salary in effect at the time of termination and the most recent payment to Employee under the Management Incentive Plan, or (ii) amounts payable through the balance of the unexpired term of this Agreement.

                        (f) Employer shall have the right of first refusal to purchase from Employee or Employee's estate, shares of Corporation capital stock acquired pursuant to the exercise of stock options after date of termination, in the event Employee or Employee's estate elects to dispose of or transfer such acquired shares. Such right of first refusal shall expire ten years from the date of termination.

                  4.    Fringe Benefits.
                        ---------------

                        (a) Benefit Plans. During the Period of Employment,
                            -------------
Employee shall be eligible to participate in any employee pension benefit plans (as that term is defined under

Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), Employer-paid group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit programs maintained by Employer for the benefit of its executive employees. Participation in any of Employer's benefit plans and programs shall be based on, and subject to satisfaction of, the eligibility requirements and other conditions of such plans and programs. Employer may require Employee to submit to an annual physical, to be performed by a physician of his own choosing. Employee shall be reimbursed for related expenses not covered by Employer's health insurance plan, or any other plan in which Employee is enrolled. Employee shall not be eligible to participate in Employer's Severance Pay Plan maintained for other employees not covered by employment agreements.

                        (b) Expenses. Upon submission to Employer of vouchers or
                            --------
other required documentation, Employee shall be reimbursed for Employee's actual out-of-pocket travel and other expenses reasonably incurred and paid by Employee in connection with employee's duties hereunder. Reimbursable expenses must be submitted to the President and CEO of Employer for review on a quarterly basis.

                        (c) Other Benefits. During the Period of Employment,
                            --------------
Employee also shall be entitled to receive the following benefits:

                            (i) Paid vacation of four weeks during each calendar year (with no carry over of unused vacation to a subsequent year) and any holidays that may be provided to all employees of Employer in accordance with Employer's holiday policy;

                            (ii)  Reasonable sick leave;

                            (iii) Employer paid membership for Employee at the Glen Oak or Glen Maura Country Club, subject to nondeductible tax treatment by Employer or a reimbursement to Employee for taxes owed by Employee in connection with such benefit; and

                            (iv) The use of an Employer-owned automobile of Employee's choice, the purchase and replacement of which shall be subject to the approval of the Personnel Committee of the Board of Directors of Employer.

                  5.    Stock Options. Employer shall cause the Personnel
                        -------------
Committee of the Board of Directors of Employer to review whether Employee should be granted options to purchase shares of comon stock of Corporation. Such review may be conducted pursuant to the terms of the Corporation's 1996 Long-Term Incentive Compensation program or independently, as the Personnel Committee shall determine. Reviews shall be conducted no less frequently than annually.

                  6.    Change of Control.
                        -----------------

                        (a) If Employee's employment with Employer (as an employee) shall cease for any reason, including Employee's voluntary termination but not including Employee's termination for "cause" (as described in paragraph 3(d)), within two years following a Change of Control that occurs during the Period of Employment, Employer shall:

                            (i)   Retain the services of Employee, on an
     independent contractor basis, as a consultant to Employer for a period of no less than 36 months at an annual consulting fee rate equal to Employee's Base Salary in effect at the time of Employee's termination, plus an amount equal to the Management Incentive paid to the Employee in the year previous to the Change of Control;

                            (ii) Provide Employee with fringe benefits, or the cash equivalent of such benefits, identical to those described in paragraph 4(a) for the period during which Employee is retained as a consultant pursuant to (i) above. To the extent the benefits provided to Employee in 6(a)(ii) above are deemed taxable benefits, Employer shall reimburse Employee for taxes owed by Employee on the benefits and tax reimbursement; and

                            (iii) Treat as immediately exercisable all unexpired stock options described in paragraph 5 that are not otherwise exercisable or that have not been exercised and permit Employee to dispose of any restricted stock granted to Employee.

                            (iv) Subject to Employer's right to make the single lump sum payment described in paragraph 6(a)(v) below, if any portion of the amounts paid to, or value received by, Employee following a Change of Control (whether paid or received pursuant to this paragraph 6 or otherwise) constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate over the restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Internal Revenue Code Section 280G. If an agreement between Employer and Employee to restructure payments cannot be reached within 60 days of the date the first payment is due under this paragraph 6, then payments shall be made without restructuring. Subject to paragraph 6(a)(v), Employee shall be responsible for all taxes and penalties payable by Employee as a result of Employee's receipt of an "excess parachute payment."

                           (v) Notwithstanding the foregoing of this paragraph 6(a), the Board of Directors of Employer may elect, in its sole discretion, to pay all benefits due Employee pursuant to this paragraph 6 in a single lump sum payment within 90 days following a Change of Control and Employee's termination of employment with Employer. In the event a single lump sum payment is made pursuant to the foregoing sentence, the amount of the payment shall be increased to the extent necessary to hold Employee harmless from any tax liability attributable to such single lump sum payment.

                        (b) As provided in paragraph 6(a) above, Employee may voluntarily terminate his employment with Employer within two years following a Change of Control, and receive all of the payments specified in 6(a) above. In the event of such a voluntary termination, the payments specified in paragraph 6(a)(i) shall be reduced by any non-Employer related wages or self-employment income derived (or, in the case of a single lump sum payment, reasonably expected to be derived) by Employee during the consulting period.

                        (c) For purposes of paragraph 6(a) "Change of Control" shall be deemed to have occurred if:

                            (i) any "person," including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding securities;

                            (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of Employer before the Transaction shall cease to constitute a majority of the Board of Directors of Employer or any successor to Employer;

                           (iii) Employer is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Employer, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation;

                           (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Employer representing 30% or more of the combined voting power of Employer's then outstanding voting securities; or

                           (v) Employer transfers substantially all of its assets to another corporation which is not controlled by Employer.

                  7.    Withholding. Employer shall deduct and withhold from
                        -----------
compensation and benefits provided under this Agreement all necessary income and employment taxes and any other similar sums required by law to be withheld.

                  8.    Covenants.
                        ---------

                        (a) Confidentiality. Employee shall not, without the
                            ---------------
prior written consent of Employer, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of his employment by Employer, any confidential business or technical information or trade secret acquired in the course of Employee's employment by Employer. Employee acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that Employer shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages. Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employer or Employer's affiliates, or an of its or their dealings, transactions or affairs which may come to Employee's knowledge in the pursuance of his duties or employment.

                       (b) No Competition. Employee's employment is subject to
                           --------------
the condition that during the term of his employment hereunder and for a period of 12 months following the date of termination of his employment (the "Date of Termination"), Employee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in the banking industry or with any other business conducted by Employer or by any group, affiliate, division or subsidiary of Employer, in any area or market where such business is being conducted at the Date of Termination. Employee shall keep Employer fully advised as to any activity, interest, or investment Employee may have in any way related to the banking industry. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, (i) no business shall be deemed to be a business conducted by Employer or any group, division, affiliate or subsidiary of Employer unless 5% or more of Employer's consolidated gross sales or operating revenues is derived from, or 5% or more of Employer's consolidated assets are devoted to such business; (ii) no business conducted by any entity by which Employee is employed or in which he is interested or with which he is connected or associated shall be deemed competitive with any business conducted by Employer or any group, division or subsidiary of Employer unless it is one from which 2% or more of its consolidated gross sales or operating revenues is derived, or to which 2% or more of its consolidated assets are devoted; and
(iii) no business which is conducted by Employer at the Date of Termination and which subsequently is sold by Employer shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph. Ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

                       (c) Certain Affiliates of Employer. It is understood that
                           ------------------------------
Employee may have access to technical knowledge, trade secrets and customer lists of affiliates of Employer or companies which Employer's parent may acquire in the future and may serve as a member of the Board of Directors or as an officer or employee of an affiliate of Employer. Employee covenants that he shall not, during the term of his employment by Employer or for a period of 12 months thereafter, in any way, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise aid or assist anyone else in any business or operation which competes with or engages in the business of such an affiliate.

                       (d) Termination of Payments. Upon the breach by Employee
                           -----------------------
of the confidentiality or nonsolicitation covenants under this paragraph 8, Employer may offset and/or recover from Employee immediately any and all severance benefits paid to Employee under paragraph 3(e) or 9 hereof in addition to any and all other remedies available to Employer under the law or in equity.

                       (e) The no competition provisions of paragraphs 8(b) and 8(c) shall not apply if Employee's employment ceases within the two year period following a Change of Control within the meaning of paragraph 6 or if the Employee's employment terminates with or without cause. Notwithstanding the foregoing, in the event that the Employee's employment terminates with or without cause (other than within two years following a Change of Control), for a period of twenty-four (24) months following such termination, Employee shall not, directly or indirectly:

                           (i) solicit the sale of, or sell, any financial services or products, including but not limited to, any financial services or products similar to those offered by Employer or its affiliates, to any person, firm corporation, or enterprise who or which were customers or clients of Employer or its affiliates during the period of the Employee's employment; provided, however, that the foregoing restrictions shall not apply to (1) advertising, solicitations or marketing campaigns or other efforts undertaken by a subsequent employer of Employee not primarily directed to, or targeted at, such customers or clients, and (2) responses to unsolicited inquiries of such customers or clients; and

                           (ii) solicit, offer employment to, or take any action intended or which would reasonably be expected to have the effect of causing any employee of Employer or any of its affiliates to terminate such employment or accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any entity that directly or indirectly competes with Employer or any affiliates in any market area in which any of them is still active,

                  9.    First Liberty Employment Agreement Severance Benefits.
                        -----------------------------------------------------

                        (a) The Employer acknowledges that the Employee would be entitled to certain severance payments and continuation of benefits under
Section 6 of the First Liberty Employment Agreement as a result of the Merger, which payments and benefits the Employee has agreed to defer in connection with the Merger and the execution of this Agreement. The Employer also acknowledges and agrees that, in the event that the Employee's employment terminates at any time and for any reason, including a termination for cause, (i) the Employer shall pay as severance to the Employee, or his designated beneficiary, an amount equal to the Employee's Base Salary in effect on the Closing Date multiplied by two (2), such payment to be made to the Employee in a lump-sum within fifteen
(15) days after the date of termination and (ii) for a period of two (2) years following the date of termination the Employee shall receive a continuation of all life, disability, medical insurance and other normal benefits in effect at any time during the two (2) years prior to his termination of employment, or if the Employer cannot provide such benefits because the Employee is no longer an employee, a dollar amount equal to the cost to the Employee of obtaining such benefits (or substantially similar benefits). In the event that the payment and benefits to be provided to the Employee, or his designated beneficiary, under this paragraph 9 are duplicative of any payments and benefits to be provided to the Employee under any other paragraph of this Agreement (including without limitation, paragraph 3 or 6), such other payment shall be reduced and such other benefits shall be eliminated to the extent, and only to the extent, of such duplication. By way of an example, in the event that Employee's employment hereunder shall terminate following the occurrence of a Change of Control and Employee shall elect to receive payments and benefits under paragraph 6 of this Agreement, then Employee (or his designated beneficiary) shall not be entitled to receive any payments or benefits under this paragraph 9 in connection with such termination.

                        (b) The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this paragraph 9 by seeking employment or otherwise. Except as otherwise provided in the penultimate sentence of paragraph 9(a) above, no amounts or benefits payable or to be provided to the Employee under this paragraph 9 shall be reduced by or offset against any other amounts paid or payable to, or received or to be received, by the Employee from any source, including, without limitation, another employer.

                  10.  Notices. Any notice which may be given hereunder shall be
                       -------
sufficient if in writing and mailed by certified mail, return receipt requested, to Employee at his residence and to Employer at 5790 Widewaters Parkway, Dewitt, New York 13214 or at such other addresses as either Employee or Employer may, by similar notice, designate.

                  11.   Rules, Regulations and Policies. Employee shall abide by
                        -------------------------------
and comply in all material respects with all of the rules, regulations, and policies of Employer of which he has actual knowledge or he reasonably should have known, including without limitation, Employer's policy of strict adherence to, and compliance with, any and all requirements of the banking, securities, and antitrust laws and regulations.

                  12.   No Prior Restrictions. Employee affirms and represents
                        ---------------------
that Employee is under no obligation to any former employer or other third party which is in any way inconsistent with, or which imposes any restriction upon, the employment of Employee by Employer, or Employee's undertakings under this Agreement.

                  13.   Return of Employer's Property. After Employee has
                        -----------------------------
received notice of termination or at the end of the term hereof, whichever first occurs, Employee shall forthwith return to Employer all documents and other property in his possession belonging to Employer.

                  14.   Construction and Severability. The invalidity of any one
                        -----------------------------
or more provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this instrument shall be construed as if such invalid provisions had not been inserted.

                  15.   Governing Law. This Agreement was executed and delivered
                        -------------
in New York and shall be construed and governed in accordance with the laws of the State of New York.

                  16.   Assignability and Successors. This Agreement may not be
                        ----------------------------
assigned by Employee or Employer, except that this Agreement shall be binding upon and shall inure to the benefit of the successor of Employer through merger or corporate reorganization.

                  17.   Miscellaneous. This Agreement constitutes the entire
                        -------------
understanding and agreement between the parties with respect to the subject matter hereof and shall supersede all prior understanding and agreements, including the First Liberty Employment Agreement. This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto. The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or assigns of Employer), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach. The provisions of paragraphs 6, 8, 9, 10 and 13 hereof shall survive the termination of this Agreement.

                  18.   Counterparts. This Agreement may be executed in
                        ------------
counterparts (each of which need not be executed by each of the parties), which together shall constitute one and the same instrument.

                  19.   Jurisdiction, Venue and Fees. The jurisdiction of any
                        ----------------------------
proceeding between the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in the Commonwealth of Pennsylvania. If Employee is a party in a proceeding to collect payments due pursuant to this Agreement and prevails in collecting payments due in the proceeding or settlement of the proceeding, Employer shall reimburse Employee for reasonable attorneys' fees incurred by Employee in connection with such proceeding.

                  The foregoing is established by the following signatures of the parties.

                                 COMMUNITY BANK SYSTEM, INC.

                                 By:
                                    --------------------------------------------

                                 Attest:
                                        ----------------------------------------


                                 COMMUNITY BANK, N.A.

                                 By:
                                    --------------------------------------------

                                 Attest:
                                        ----------------------------------------


                                                                          (SEAL)
                                  ----------------------------------------
                                                  ("Employee")